Exhibit 10.2


      Amendment #2 to the Liz Claiborne Retirement Income Accumulation Plan
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The Liz Claiborne Retirement Income Accumulation Plan (the "Plan") is hereby amended effective November 3, 2003 in the following respects:

1.   Section 1.4(a) of the Plan shall be hereby amended to read as follows:
"Change of Control Termination shall mean a Termination of Employment under
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circumstances constituting a Covered Termination (as defined in the Executive
Termination Benefits Agreement between the Participant and the Company dated January 1, 2001, as amended (the "Change in Control Agreement")) during the Protected Period (as defined in the Change in Control Agreement)."

2.   Section 1.7 of the Plan shall be amended to read as follows: "Disability
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shall have the meaning set forth in the Employment Agreement."

3. Section 1.8 of the Plan shall be amended to add at the end thereof the following: "for the period through November 2, 2003 and effective as of November 3, 2003, the employment agreement between the Participant and the Company dated as of November 3, 2003, as amended and in effect from time to time."

4.   Section 1.10 of the Plan shall be restated as follows: "Imputed Earnings
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Rate means, (a) for any Fiscal Year beginning on or before the first to occur of
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(x) the first day of the Fiscal Year corresponding to the 2004 calendar year and
(y) the Participant's Termination of Employment, the greater of (i) the Rate of Return for such Fiscal Year or (ii) the 10-year Treasury rate for the first business day of such Fiscal Year (as published in the Wall Street Journal) compounded annually and (b) for any Fiscal Year beginning thereafter the rate specified in (ii)."

5.   Section 1.13 of the Plan shall be amended to read as follows: "Termination
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of Employment means cessation for any reason of the Participant's full-time
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employment by the Company."

6. Section 2.1 of the Plan will be amended to replace the reference to "2003" with a reference to "2005." In addition, the following proviso shall be added at the end of the first sentence of Section 2.1: "; provided, however, that for the avoidance of doubt, in the event the employment of the Participant is terminated in the middle of a Fiscal Year, any credits made pursuant to this section on the first day of such Fiscal Year in respect of Base Salary relating to the portion of the year following such termination shall be deemed not to have been so credited." Further, the last sentence of Section 2.1 of the Plan shall be amended to read as follows: "For purposes of this Section 2.1 and Section 2.2, the Participant's Base Salary for each of Fiscal Years 2003, 2004, 2005 and 2006 shall be deemed to be $1,500,000."

7. Section 2.2 of the Plan shall be amended by adding the following proviso at the end of such section: "; provided, however, that for the avoidance of doubt, in the event the employment of the Participant is terminated in the middle of a Fiscal Year, any credits made pursuant to this section on the first day of such Fiscal Year in respect of Base Salary relating to the portion of the year following such termination shall be deemed not to have been so credited."

8. Section 3.1.1 of the Plan shall be amended to provide as follows: "The Participant's right to be paid, pursuant to the terms of the Plan, the amount standing credited to the Re-


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tirement Income Account shall become fully vested and nonforfeitable on the earliest (such earliest event, the "First Vesting Event") of (a) the last day of the Fiscal Year corresponding to the 2004 calendar year, provided that on such date the Participant is employed full-time by the Company pursuant to the Employment Agreement, (b) the Participant's Termination of Employment by reason of death, Disability, termination without Cause (as defined in the Employment Agreement), or termination by the Participant for Good Reason (as defined in the Employment Agreement) or (c) a Change of Control Termination. Without limiting any other provision of the Plan, upon the Participant's Termination of Employment prior to the last day of the Fiscal Year corresponding to the 2004 calendar year for any reason other than those set forth in Section 3.1.1(b) and 3.1.1(c), his rights to payment from the Retirement Income Account shall be forfeited in their entirety. The Participant's right to be paid, pursuant to the terms of the Plan, amounts credited to the Retirement Income Account subsequent to the First Vesting Event ("Post-2004 Credited Amounts") shall become fully vested and nonforfeitable on the earliest of (x) December 31, 2006, provided that on such date the Participant is employed full-time by the Company pursuant to the Employment Agreement, (y) the Participant's Termination of Employment by reason of death or Disability, or (z) a Change of Control Termination. Without limiting any other provision of the Plan, upon the Participant's Termination of Employment subsequent to the First Vesting Event but prior to December 31, 2006 for any reason other than those set forth in Section 3.1.1(y) and 3.1.1(z), his rights to Post-2004 Credited Amounts shall be forfeited in their entirety."

9. Section 3.2 of the Plan shall be amended by replacing "January 1, 2005" with "December 31, 2006." In addition, Section 3.2 of the Plan will be amended to add the following language after the first sentence of such section:
"Notwithstanding anything else contained therein, the account balance of the Retirement Income Account on the date of payment pursuant to Section 3.3.1 of the Plan (or if the Participant has elected installment payments, the date of the first payment) shall not exceed (x) $13,000,000 minus (y) the sum of (1) the then-present value of the company-provided component of the Participant's Supplemental Executive Retirement Plan benefit plus (2) the Enhanced Interest Amount (as defined in the next sentence). The Enhanced Interest Amount shall equal the excess of (x) the aggregate amounts credited to the Deferred Salary Account for all Fiscal Years pursuant to Section 2.3 minus (y) the aggregate amounts that would have been credited to the Deferred Salary Account for all Fiscal Years pursuant to Section 2.3 if Section 1.10 provided that the Imputed Earnings Rate was based solely on the rate set forth in Section 1.10(a)(y)(ii) of the Plan, as from time to time in effect, rather than on the greater of that rate or the Rate of Return." Further, the first sentence of Section 3.2 of the Plan shall be amended by adding prior to the phrase "Retirement Income Account" the following phrase: "subject to the next sentence,".

10. Section 3.3.1 of the Plan shall be amended by inserting the following proviso at the end of the first sentence thereof: "; provided, however, that for purposes of this sentence only, the Fiscal Year corresponding to calendar year 2006 shall be deemed to conclude on December 31, 2006 and the payment to be made following a Termination of Employment by the Participant during such Fiscal Year deemed to end on December 31, 2006 shall be due on January 8, 2007."


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IN WITNESS WHEREOF, Liz Claiborne, Inc. has caused this instrument to be executed by its duly authorized officer as of the 3rd day of November, 2003.



                                        LIZ CLAIBORNE, INC.


                                        /s/ Michael Scarpa
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                                        By: Michael Scarpa



I hereby consent to this Amendment #2 to the Liz Claiborne Retirement Income Accumulation Plan.


                                        /s/ Paul Charron
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                                        Paul Charron






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